Exhibit 10.16

VOTING AGREEMENT

This VOTING AGREEMENT (this “Voting Agreement”), dated as of March 24, 2024 (the “Effective Date”), is made and entered into by and between Cloudastructure, Inc., a Delaware corporation (the “Company”), and Sheldon Richard Bentley (the “Stockholder”). Each of the Company and the Stockholder may hereinafter be referred to individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, as of the Effective Date, the Stockholder is the record and Beneficial Owner (as hereinafter defined) of those shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), Class B common stock, par value $0.0001 per share (the “Class B common stock,” and together with the Class A common stock, the “Common Stock”), and options to acquire additional shares of Common Stock, as are set forth opposite his name on Schedule A (the “Initial Shares”);

WHEREAS, in order to facilitate the direct listing (the “Direct Listing”) of the Company’s Class A common stock on the Nasdaq Capital Market the Stockholder agreed, pursuant to the terms of a certain prior voting agreement, dated December 16, 2024 (the “Prior Voting Agreement”), that during the Restricted Period (as hereinafter defined) he and his Representatives (as hereinafter defined) and Group Members (as hereinafter defined) would (i) appear or otherwise cause the Shares to be counted as present at any meeting of the stockholders of the Company, whether annual or special, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, for purposes of calculating a quorum, and (ii) abstain, directly or indirectly, from casting or consenting with respect to, as applicable, votes in excess of the Maximum Voting Percentage (as hereinafter defined);

WHEREAS, in connection with the Direct Listing, the Company entered into a Securities Purchase Agreement (the “Series 1 Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to the terms of which the Investor agreed to purchase $6,300,000 (the “Series 1 Equity Financing”) of the Company’s newly designated Series 1 Convertible Preferred Stock, par value $0.0001 per share (the “Series 1 Stock”);

WHEREAS, as a condition to the consummation of the Series 1 Equity Financing, the Investor required certain officers, directors and significant stockholders of the Company, including the Stockholder, to enter into lock-up agreements (the “Lock-Up Agreements”);

WHEREAS, the Company has entered into a second Securities Purchase Agreement (the “Series 2 Purchase Agreement” and together with the Series 1 Purchase Agreement, the “Securities Purchase Agreements”) with the Investor, pursuant to the terms of which the Company will issue and sell to the Investor up to $40,000,000 (the “Series 2 Equity Financing”) of newly designated Series 2 Convertible Preferred Stock, par value $0.0001 per share (the “Series 2 Stock” and, together with the Series 1 Stock, the “Preferred Stock”);

WHEREAS, in connection with the negotiation of the Series 2 Equity Financing, the Investor has agreed to certain accommodations under the terms of the Stockholder’s Lock-Up Agreement in consideration of the Parties entering into this Voting Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                   Defined Terms.

“Affiliate” (including, with a correlative meaning, “affiliated”) means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

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“Beneficially Own,” “Beneficial Owner,” and “Beneficial Ownership” mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Contract” means any contract, agreement, instrument, undertaking, indenture, commitment, loan, license, settlement, consent, note or other legally binding obligation (whether or not in writing).

“Control”, “Controlled” and “Controlling” mean, when used with respect to any specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise, and the terms “Controlled by” and “under common Control with” shall be construed accordingly.

“Disqualification” means the prohibition from acting as an officer or director of any issuer that has a class of securities registered pursuant to Section 12 of the Exchange Act or that is required to file reports pursuant to Section 15(d) of the Exchange Act.

“Equity Right” means, with respect to any Person, any security (including any debt security or hybrid debt-equity security) or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, warrants, restricted shares, restricted share units, deferred share awards, share units, “phantom” awards, dividend equivalents, participations, interests, rights or commitments relating to, or any share appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person.

“Equity Securities” means (i) Shares or other capital stock or equity interests or equity-linked interests of the Company, and (ii) Equity Rights that are directly or indirectly exercisable or exchangeable for or convertible into Shares or other capital stock or equity interests or equity-linked interests of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.

“Group Member” means, with respect to any specified Person, any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person and includes any Person with respect to which the specified Person is a direct or indirect subsidiary.

“Maximum Voting Percentage” means 5% of the Voting Power.

“Person” means an individual, corporation, limited liability company, general or limited partnership, joint venture, association, trust, unincorporated organization, governmental authority, other entity or Group.

“Representatives” means, as to any Person, its Affiliates and its and their respective directors, officers, managers, employees, agents, attorneys, accountants, financial advisors and other advisors or representatives.

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“Restricted Period” means the period beginning on the date of the Prior Voting Agreement and ending on the first Business Day following the earlier of the date on which the (i) Stockholder and its Group Members collectively Beneficially Own a number of Shares less than the Maximum Voting Percentage, or (ii) Disqualification ends.

“Shares” means (i) the Initial Shares, (ii) any Equity Securities issued or issuable with respect to the Initial Shares on or after the date of this Voting Agreement by way of a share dividend or share split, purchase in any rights offering or in connection with any exchange for or replacement of such shares or any combination of shares, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (which, for the avoidance of doubt, includes the successor company), and (iii) any other Equity Securities or Voting Securities held or Beneficially Owned by the Stockholder or any of its Affiliates.

“Voting Power” means at any time, the total number of votes then entitled to be cast by the holders of the outstanding capital stock and any other securities entitled, in the ordinary course, to vote at any meeting of stockholders of the Company.

“Voting Securities” means Shares and any other securities of the Company entitled to vote at any meeting of stockholders of the Company.

2.                   Voting Agreement.

(a)                 During the Term (as hereinafter defined) of this Voting Agreement the Stockholder hereby covenants and agrees to, and to cause his Representatives and Group Members to, at any meeting of the stockholders of the Company, whether annual or special, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, (i) appear or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum, and (ii) to, directly or indirectly, cast or consent with respect to, as applicable, the maximum number of votes which the Stockholder is then entitled to vote related to the Shares in accordance with the Board’s recommendations (the “Board’s Recommendations”).

(b)                The Stockholder acknowledges and agrees that if he attempts to vote, or provides any Representative, Group Member or other Person with authority to vote, any Shares in opposite of the Board’s Recommendations, the Company shall not, and Stockholder hereby unconditionally and irrevocably instructs the Company to not, recognize or record such vote.

3.                   No Inconsistent Agreements. The Stockholder hereby agrees that he shall not enter into any Contract or understanding with any Person prior to the termination of this Voting Agreement in accordance with its terms, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Voting Agreement.

4.                   Term. This Voting Agreement shall take effect as of the Effective Date and terminate immediately upon the date on which no shares of Preferred Stock remain outstanding (the “Term”).

5.                   Miscellaneous.

(a)                 Counterparts; Entire Agreement; Corporate Power; Electronic Signatures. This Voting Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Voting Agreement and the Schedules hereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. Each Party acknowledges that it and the other Parties may execute this Voting Agreement by manual, stamp, mechanical or electronic signature, and that delivery of an executed counterpart of a signature page to this Voting Agreement (whether executed by manual, stamp, mechanical or electronic signature) by email in portable document format shall be effective as delivery of such executed counterpart of this Voting Agreement.

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(b)                Amendments and Waivers. No provision of this Voting Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Stockholder or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Voting Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(c)                 Successors and Assigns. This Voting Agreement shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign or delegate this Voting Agreement or any rights or obligations hereunder without the prior written consent of the other Party; provided that no such consent shall be required for any assignment by the Company of its rights or obligations hereunder in connection with a merger, consolidation, combination, reorganization or similar transaction or the transfer, sale, lease, conveyance or disposition of all or substantially all of its assets.

(d)                No Third-Party Beneficiaries. This Voting Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns.

(e)                 Severability. In the event that any one or more of the terms or provisions of this Voting Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Voting Agreement, or the application of such term or provision to Persons or circumstances or in jurisdictions other than those as to which it has been determined to be invalid, illegal or unenforceable, and the Parties shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Voting Agreement which, insofar as practicable, implement the purposes and intent of the Parties. Any term or provision of this Voting Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the Parties as reflected by this Voting Agreement. To the extent permitted by applicable law, each Party waives any term or provision of law which renders any term or provision of this Voting Agreement to be invalid, illegal or unenforceable in any respect.

(f)                  Governing Law and Venue; Waiver of Jury Trial.

(i)                        THIS Voting AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW. The Parties irrevocably submit to the exclusive jurisdiction of the federal and state courts in Santa Clara County, California, with respect to all matters arising out of or relating to this Voting Agreement and the interpretation and enforcement of the provisions of this Voting Agreement, and of the documents referred to in this Voting Agreement, and in respect of the transactions contemplated by this Voting Agreement, and waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Voting Agreement or any such document may not be enforced in or by such courts, and the Parties agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in such federal or state courts. The Parties agree that a final judgment in any such any action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Parties consent to and grant any such court jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service.

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(ii)                        EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS VOTING AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS VOTING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 5(f)(ii).

(iii)                        Enforcement. The Parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the performance of the terms and provisions hereof in any court referred to in Section 5(f)(i), without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

(g)                Affiliate Breach. Each Stockholder shall be responsible for any breach of this Voting Agreement by the Stockholder or any of its Affiliates with respect to terms applicable to Affiliates. Each Stockholder agrees, at its sole expense, to take all reasonable measures to prevent any breach of this Voting Agreement by its Affiliates. Without limiting the generality of the foregoing, where this Voting Agreement requires the Stockholder to cause its Affiliates to take or refrain from taking certain actions, the Stockholder acknowledges and agrees that any failure by an Affiliate to comply with these requirements shall constitute a breach of this Voting Agreement for which the Stockholder is responsible. This obligation does not limit the remedies available to the Company or the board of directors for any such breach.

(h)                Headings. The headings included in this Voting Agreement are for convenience only and shall have no substantive or interpretive effect.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have signed this Voting Agreement as of the Effective Date.

CLOUDASTRUCTURE, INC.

/s/ James McCormick

James McCormick

Chief Executive Officer

STOCKHOLDER:

/s/ Sheldon Richard Bentley

Sheldon Richard Bentley

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